UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM 8-K
__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2014

KBS REAL ESTATE INVESTMENT TRUST II, INC.
(Exact Name of Registrant as Specified in Its Charter)
______________________________________________________

Maryland	000-53649	26-0658752
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

620 Newport Center Drive, Suite 1300
Newport Beach, California 92660
(Address of principal executive offices)

Registrant’s telephone number, including area code: (949) 417-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
Distribution Declared
On August 29, 2014, KBS Real Estate Investment Trust II, Inc.’s (the “Company”) board of directors declared a distribution in the amount of $0.45 per share of common stock to stockholders of record as of the close of business on September 15, 2014. This distribution will primarily be funded from the Company’s proceeds from the sale of CityPlace Tower on August 21, 2014. The Company expects to pay this distribution, along with the distributions in the amount of $3.75 and $0.30 per share of common stock declared on July 8, 2014 and August 5, 2014, respectively, for an aggregate amount of $4.50 per share of common stock (the “Special Distribution”), on or about September 23, 2014. For more information on the distributions declared on July 8, 2014 and August 5, 2014, see the Company’s Current Reports on Form 8-K filed with the SEC on July 10, 2014 and August 5, 2014, respectively. The Company does not expect to declare additional distributions to the Company’s stockholders that would be paid at the same time.
The Special Distribution of $4.50 will be included in each stockholder's Form 1099 for the year ending December 31, 2014 along with all other distributions made during the year.  While the Company does not have sufficient information to calculate the exact characterization of the Special Distribution, the Company currently estimates that the Special Distribution would consist of:

(1)	approximately $1.15 to $1.25 of long-term capital gains,

(2)	approximately $0.45 to $0.55 of depreciation recapture, and

(3)	the remainder as a return of capital.
In light of the distributions declared on August 5, 2014 and August 29, 2014, the prior estimate with respect to the characterization of the distribution declared on July 8, 2014, and as disclosed on the Company’s Current Report on Form 8-K filed with the SEC on July 10, 2014, should be disregarded. The total distributions for all of 2014 and the total taxable income for the full year will impact the determination of the final amount of ordinary income and return of capital that will be reported on each stockholder's Form 1099 for 2014.  So while a portion of the Special Distribution would be characterized as a return of capital on a stand-alone basis, the total return of capital amount for 2014 will likely differ significantly.  The Special Distribution will also reduce the Company’s estimated value per share and this reduction will be reflected in the Company’s updated estimated value per share, which the Company expects to update on or about September 23, 2014. Each stockholder is urged to consult his or her tax advisor regarding the tax consequences of the Company’s distributions in light of his or her particular investment or tax circumstances.
Additionally, on August 29, 2014, the Company’s board of directors declared a September distribution in the amount of $0.03277397 per share of common stock to stockholders of record as of the close of business on September 26, 2014 and an October distribution in the amount of $0.03386644 per share of common stock to stockholders of record as of the close of business on October 29, 2014. Distributions are paid on or about the first business day of the following month.
The Company’s cash flows from operations will decrease as a result of its disposition activity and the Company’s board of directors will adjust the distribution policy with respect to the amount of monthly distribution payments to take into account the operations of the Company’s remaining investment portfolio. The Company may continue to make strategic asset sales as opportunities become available in the market.
Forward-Looking Statements
The foregoing includes forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. These statements depend on factors such as the Company’s ability to successfully dispose of some of its assets and the source and amounts of cash the Company has available for distributions. Actual results may differ materially from those contemplated by such forward-looking statements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST II, INC.

Dated: September 2, 2014	BY:	/s/ David E. Snyder
David E. Snyder
Chief Financial Officer